UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2015

 ROCK-TENN COMPANY

(Exact name of registrant as specified in its charter)

Georgia	001-12613	62-0342590
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Thrasher Street, Norcross, Georgia	30071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 448-2193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01. Other Events

On June 3, 2015, the Court of Chancery of the State of Delaware (the “Court”) entered a scheduling order (the “Scheduling Order”), which provided for a discovery and briefing schedule for any motion by plaintiffs in In re MeadWestvaco Corp. Stockholders Litigation, C.A. No. 10617-CB (the “Stockholder Litigation”), to seek to preliminarily enjoin the proposed combination (the “Combination”) of Rock-Tenn Company (“RockTenn”) and MeadWestvaco Corporation (“MWV”), and scheduled a hearing on any such motion for June 16, 2015. The plaintiffs in the Stockholder Litigation have agreed that they will not seek to enjoin the Combination or any shareholder or stockholder votes in connection therewith, nor seek equitable relief relating to the Combination prior to its consummation, and on June 9, 2015, the Court entered an order vacating the Scheduling Order.  The plaintiffs in the Stockholder Litigation may continue to pursue certain of their claims following the consummation of the Combination.

The Combination remains subject to other customary closing conditions, including receipt of stockholder and shareholder approvals, as applicable, at the meetings scheduled for June 24, 2015. If the Combination is approved by the stockholders of MWV and the shareholders of RockTenn at their meetings, the parties expect that it will close on July 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY

Date: June 12, 2015	By:	/s/ Robert B. McIntosh
Name: Robert B. McIntosh
Title: Executive Vice President & General Counsel